CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	April 17, 2013
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. DECLARES CASH DIVIDEND

DUBUQUE, Iowa, April 17, 2013 - Heartland Financial USA, Inc. (NASDAQ: HTLF), announced that its board of directors has approved a regular quarterly cash dividend of $0.10 per share on the company's common stock, payable on June 7, 2013, to stockholders of record at the close of business on May 24, 2013. At March 31, 2013, there were 16,865,919 common shares outstanding listed on the NASDAQ Global Select Market under the symbol HTLF.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $5.0 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 68 banking locations in 47 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota and loan production offices in California, Nevada, Wyoming, Idaho and North Dakota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

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